# Made for iPod License

## iPhone Supplement to Contract #
Licensee appiphany Technologies, corp.

C56-09-01167

## Purpose

This iPhone Supplement (the "Supplement") amends the terms and conditions of the Made for iPod License referenced above (the "Use License"), but only with respect to Proposed Products and Licensed Products that are iPhone Accessories, as such term is defined below.

## Agreement

### 1. Definitions

Whenever capitalized in this iPhone Supplement or in the Use License:

***"Certification Test Materials"*** means: (i) a report in a form and format provided or approved by Apple that shows Licensee's test results verifying compatibility of the Proposed Product with all Compatible iPod Products; (ii) a sample Proposed Product; (iii) any supporting materials required by Apple; (iv) if the Proposed Product is an iPhone Application-Enabled Accessory, an iPhone Application that permits testing of all the functionality and features of the Proposed Product; and (v) any other equipment, materials, or components necessary to test the compatibility of the sample.

***"Compatible iPod Products"*** means all Apple products that are designed to interoperate with the Licensed Technology and that are capable of downloading and executing iPhone Applications.

***"iPhone Accessory"*** means a device that controls or interfaces, communicates, or otherwise interoperates with Compatible Apple Products in accordance with the Documentation and this Use License.

***"iPhone Application"*** means a software program designed to run on a Compatible iPod Product that was developed using Apple's iPhone SDK pursuant to and in accordance with an iPhone Developer Program License Agreement.

***"iPhone Application-Enabled Accessory"*** means an iPhone Accessory that exercises control over, exchanges data with, or otherwise interacts with an iPhone Application.

***"iPhone Developer Program License Agreement"*** means a valid agreement with Apple granting licenses necessary to use Apple's iPhone SDK to develop and test iPhone Applications for use with Compatible iPod Products.

***"Licensed Technology"*** means the iPhone Accessory Protocol Interface Specification, as amended by Apple from time to time, and any other Documentation, Licensed Components, devices, digital keys, key sets, source code, object code, or other technology provided by Apple under this iPhone Supplement or under the Use License for use by Licensee in connection with Licensed Products that are iPhone Accessories.

***"Logo"*** means the "Made for iPod" graphic design shown in Schedule C of the Use License and the "Works with iPhone" graphic design shown in Schedule A of this iPhone Supplement.

Other capitalized terms used in this iPhone Supplement are defined in Schedule A to the Use License.

### 2. Licensed Products

**Certification Requirements**
The first paragraph of the subsection entitled "Certification" is deleted in its entirety and is replaced by the following:

Licensee must certify that each Proposed Product is compatible with all Compatible iPod Products by passing the certification tests specified by Apple and submitting the Certification Test Materials at two points during development: (a) when the first Prototype is created; and (b) 30 days before beginning commercial production, offering for sale, or selling or otherwise distributing the Proposed Product. Apple's certification tests may differ depending on the type of iPhone Accessory.

Apple may require, among other things, that Licensee submit certain Certification Test Materials to an Apple-approved independent third-party test facility. If it does so, Apple will provide Licensee a list of approved third-party test facilities, and Licensee is solely responsible for confirming that they are in receipt of the then-most-current version of such list and are submitting Certification Test Materials to only a currently approved facility. Apple may

modify the list of approved third-party test facilities from time to time by giving notice to Licensee. Licensee must pay the third-party test facility's fees directly to the third-party test facility and execute any agreements required by such third-party test facility. Apple will not be a party to any agreement between Licensee and a third-party test facility, nor will Apple be liable for any act or omission of Licensee or such third-party test facility, including any delay in the introduction or sale of Licensed Products by Licensee resulting from such third party testing. Apple may provide input to third-party test facilities regarding the order and precedence of testing of products from all licensees in order to insure the ongoing integrity and continued viability of the Made for iPod licensing program and to satisfy the anticipated needs of end users, and under no circumstances will Apple be liable to Licensee for providing such input. Neither Apple or its third party test facility will be obligated to return Certification Test Materials to Licensee, nor will they be responsible for any damage or loss to any Certification Test Materials while in their possession or in transit.

Apple may, at any time and in its sole discretion, require Licensee to recertify that Licensed Products are still compatible with all Compatible iPod Products, including, without limitation, those running the latest version of any associated iPhone Application, by passing the certification tests specified by Apple. Licensee will immediately suspend all sales and distribution of Licensed Products that no longer pass any Apple-specified certification test.

**Additional Restrictions or Requirements**

Applicable laws or regulations may impose additional restrictions or requirements with respect to Proposed Products or Licensed Products that are not addressed in Apple's specifications or certification test requirements. Licensee is solely responsible for determining such restrictions or requirements and ensuring compliance with all applicable laws and regulations. Licensee further agrees to adhere to applicable agency standards in connection with the design, manufacture, and operation of any Licensed Product.

**Additional License Required For Development/Distribution of Software Application**

Licensee acknowledges that the Use License and this Supplement do not give Licensee the right to develop, market, or distribute an iPhone Application and that a separate license is required. Certification and approval of an iPhone Accessory under the Use License or this Supplement does not constitute approval of an associated iPhone Application for distribution on Apple's App Store. For further information regarding development, marketing, and distribution of iPhone Applications, please refer to http://developer.apple.com/iPhone/program/.

**No Public Disclosure Prior to Receipt of Prototype Certification Test Materials**

Licensee agrees that it will not market, demonstrate, or in any other way publicly disclose any Proposed Product before receiving Apple's acknowledgement that it received all required Prototype Certification Test Materials for such Proposed Product.

## 3. Licensed Technology

**Permitted Uses**

Licensee's license to the Licensed Technology, set forth in Section 3 of the Use License, is subject to the following additional terms and conditions:

Licensee may use the iPhone Accessory Protocol Interface Specification and the technology disclosed in or by it only in connection with Proposed Products or Licensed Products that are iPhone Accessories, and not for any other purpose.

**No Transformation**

Apple may provide Licensed Technology in different forms (documentation, specifications, hardware, software embedded in integrated circuits, etc.). Licensee may not transform any Licensed Technology from one form to another form, even temporarily, and even if the ultimate result of the transformation process is that the Licensed Technology is reconstituted in its original form, without Apple's prior written approval.

## 4. Works with iPhone and Made for iPod Logos

**Licensee's Use of the Works with iPhone Logo and Made for iPod Logo**

The subsection entitled "Licensee's Use of the Made for iPod Logo" is deleted in its entirety and replaced by the following:

Unless Apple specifies otherwise, Licensee must use both the "Made for iPod" graphic design shown in Schedule C of the Use License and the "Works with iPhone" graphic design shown in Schedule A of this iPhone Supplement (collectively, the "Logo") on the product packaging and in the user guide for each Licensed Product and in any advertisements, web pages, and other collateral materials promoting the Licensed Products. Apple hereby grants Licensee a limited personal, non-exclusive, non-sublicensable, and non-transferable license to do so subject to the terms and conditions of this Use License and this iPhone Supplement. Licensee must use the Logo in strict accordance with Apple's Logo Guidelines. Apple may modify its Logo or Logo Guidelines from time to time by providing written notice to Licensee, and if it does so, the modified Logo or Logo Guidelines will govern Licensee's use of the Logo in connection with any Licensed Products manufactured 90 or more days after the date of Apple's

written notice. Licensee understands and agrees that this Use License does not permit use of the Logo on any Licensed Product itself or on any labels affixed to any Licensed Product. Licensee agrees that it will not use the Logo in any way not expressly permitted by this Use License.

**Samples**
In addition to the samples required by Section 4 of the Use License, upon request Licensee must also submit a sample of the user manual for each Licensed Product at least three weeks before Licensee begins manufacturing such Licensed Product so that Apple may verify compliance with this Use License. Licensee must submit user manuals in electronic from, as PDF or image files, to madeforipod@apple.com.

## 5. Royalties and Quarterly Reports

**Royalties For Licensed Products That Are Not iPhone Application-Enabled Accessories**
Licensed Products that are iPhone Accessories but not iPhone Application-Enabled Accessories are subject to all the provisions of Section 7 of the Use License.

**Royalties For Licensed Products That Are iPhone Application-Enabled Accessories**
In consideration of the licenses granted in the Use License, Licensee agrees to pay a royalty of $4.00 for each Authentication IC purchased for use in an iPhone Application-Enabled Accessory. Such royalty will be included in the purchase price Licensee pays to Apple's Authorized Vendor when Licensee purchases the Authentication IC. Apple agrees to waive all other royalties due pursuant to Section 7 of the Use License for those Licensed Products that are iPhone Application-Enabled Accessories. In no event will Apple refund any royalties paid in connection with unused or defective Authentication IC's or any Licensed Product unit returned for a refund. Apple may revoke such waiver and change the royalty due pursuant to this Supplement for any reason or no reason by providing written notice to Licensee at least 60 days before the royalty takes effect. Apple may also charge additional royalties for new or additional Licensed Technology made available to Licensee during the Term.

**Taxes, Duties and Other Charges**
Notwithstanding any provision of the Use License to the contrary, Licensee is solely responsible for, and will bear the cost of, any withholding taxes applicable to royalties paid pursuant to this Supplement, and Licensee may not reduce the royalty paid to Apple's Authorized Vendor or to Apple by the amount of any such withholding taxes. Licensee must furnish Apple, or if Apple requests, Apple's Authorized Vendor, an official receipt or other documentation evidencing Licensee's payment of any withholding taxes due with respect to royalties paid pursuant to this Supplement.

## 6. Entire Agreement

All terms and conditions of the Use License not expressly amended by this iPhone Supplement remain unchanged and in full force and effect. To the extent there is a conflict between this iPhone Supplement and the Use License, the terms of this iPhone Supplement will supercede, but only with respect to Proposed Products and Licensed Products that are iPhone Accessories.

Accepted and agreed by their authorized representatives:

| Apple Inc. | | Licensee | |
|---|---|---|---|
| *By:* | [signature] | *By:* | Appiphany Technologies corp. |
| *Name:* | Don Ginsburg | *Name:* | Jesse Keller |
| *Title:* | Director | *Title:* | Director |
| *Date:* | 9/25/09 | *Date:* | Sept 4 2009. |